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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                           ALL-COMM MEDIA CORPORATION
             (Exact name of Registrant as specified in its charter)

                  NEVADA                             88-0085608
         (State of incorporation)                 (I.R.S. employer
                                                 identification no.)

      400 CORPORATE POINTE, SUITE 780
         CULVER CITY, CALIFORNIA                       90230
   (Address of principal executive offices)          (Zip code)

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
If this Form relates to the registration of a          If this Form relates to the registration of a
class of debt securities and is effective upon         class of debt securities and is to become
filing  pursuant to General  Instruction  A(c)(1),     effective  simultaneously with the effectiveness
please check the following box. [ ]                    of a concurrent registration statement under
                                                       the Securities Act of 1933 pursuant to General
                                                       Instructions A(c)(2), please check the
                                                       following box. [ ]

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Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
          -------------------                 ------------------------------
Common stock, par value $0.01 per share           Boston Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable

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                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the securities to be registered hereunder is incorporated by reference to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's Prospectus included in the Registrant's Registration Statement on Form SB-2 (File No. 333-14339) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on October 17, 1996, and as amended thereafter.

ITEM 2. EXHIBITS.

     All exhibits required by Instruction II to Item 2 will be filed with the Boston Stock Exchange.




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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    ALL-COMM MEDIA CORPORATION



                                    By:   /s/ Scott Anderson
                                        ___________________________________
                                         Scott Anderson
                                         Chief Financial Officer

Date:  January 15, 1997





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